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                                                                     Exhibit 5.1


                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921


March 13, 2003


FMC Corporation
1735 Market Street
Philadelphia, PA 19103

RE: FMC Corporation, Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-102078)

Ladies and Gentlemen:

We have acted as counsel to FMC Corporation, a Delaware corporation (the "Company"), and the Subsidiary Guarantors (as defined in the Indenture referred to herein) in connection with the filing of the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission. The Registration Statement registers under the Act the proposed offering and sale of $355,000,000 aggregate principal amount of the Company's 10 1/4% Senior Secured Notes due 2009 (the "New Notes") in exchange for the Company's outstanding 10 1/4% Senior Secured Notes due 2009 (the "Outstanding Notes"). The New Notes will be guaranteed (the "Guarantees") by the Subsidiary Guarantors, and the Outstanding Notes were similarly guaranteed. The New Notes and related Guarantees are issuable, and the Outstanding Notes and related Guarantees were issued, under an Indenture dated as of October 21, 2002 (the "Indenture") among the Company, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee (the "Trustee").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement, (b) the Indenture, (c) the Certificate of Incorporation and Bylaws or other organizational documents, as the case may be, of the Company and the Subsidiary Guarantors, (d) certain records of the corporate proceedings of the Company and the Subsidiary Guarantors, and (e) such other records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the laws of the State of Wyoming. As to the laws of the State of Wyoming, we have relied solely on the opinion of Holland & Hart LLP, Cheyenne,

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FMC Corporation
March 13, 2003
Page 2



Wyoming that accompanies this opinion. We have assumed for purposes of our opinion that the Indenture was duly authorized, executed and delivered by the Trustee, that the Indenture is a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, and subject to the effectiveness of the Registration Statement under the Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, we are of the opinion that when the New Notes and related Guarantees are duly executed, issued and delivered by duly authorized officers or other representatives of the Company and the Subsidiary Guarantors and the New Notes and related Guarantees are duly authenticated by the Trustee, all in accordance with the terms of the Indenture, against surrender and cancellation of an identical principal amount of Outstanding Notes, the New Notes and related Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, as applicable, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP